                                                                    EXHIBIT 4.1

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                          SOUTHWEST GAS CORPORATION,
                           a California corporation



                                    and




                     HARRIS TRUST COMPANY OF CALIFORNIA,
                                Rights Agent





                           ______________________





                              RIGHTS AGREEMENT


                          Dated as of March 5, 1996





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
                               TABLE OF CONTENTS

                                                                          Page

Section 1.  CERTAIN DEFINITIONS. . . . . . . . . . . . . . . . . . . . . .   1

Section 2.  APPOINTMENT OF RIGHTS AGENT. . . . . . . . . . . . . . . . . .   5

Section 3.  ISSUANCE OF RIGHT CERTIFICATES . . . . . . . . . . . . . . . .   5

Section 4.  FORM OF RIGHT CERTIFICATES . . . . . . . . . . . . . . . . . .   7

Section 5.  COUNTERSIGNATURE AND REGISTRATION. . . . . . . . . . . . . . .   8

Section 6.  TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT
  CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT
  CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

Section 7.  EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.   9

Section 8.  CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES . . . . . .  12

Section 9.  RESERVATION AND AVAILABILITY OF SHARES; REGISTRATION . . . . .  12

Section 10.  RECORD DATE . . . . . . . . . . . . . . . . . . . . . . . . .  13

Section 11.  ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF
  RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

Section 12.  CERTIFICATION OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES.  21

Section 13.  CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR
  EARNING POWER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

Section 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES . . . . . . . . . . .  25

Section 15.  RIGHTS OF ACTION. . . . . . . . . . . . . . . . . . . . . . .  26

Section 16.  AGREEMENT OF RIGHT HOLDERS. . . . . . . . . . . . . . . . . .  26

Section 17.  RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER . . . . . .  27

Section 18.  CONCERNING THE RIGHTS AGENT . . . . . . . . . . . . . . . . .  27

Section 19.  MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT . .  28

Section 20.  DUTIES OF RIGHTS AGENT. . . . . . . . . . . . . . . . . . . .  29

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Section 21.  CHANGE OF RIGHTS AGENT. . . . . . . . . . . . . . . . . . . .  30

Section 22.  ISSUANCE OF NEW RIGHT CERTIFICATES. . . . . . . . . . . . . .  31

Section 23.  REDEMPTION. . . . . . . . . . . . . . . . . . . . . . . . . .  32

Section 24.  NOTICE OF PROPOSED ACTIONS. . . . . . . . . . . . . . . . . .  32

Section 25.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

Section 26.  SUPPLEMENTS AND AMENDMENTS. . . . . . . . . . . . . . . . . .  34

Section 27.  EXCHANGE. . . . . . . . . . . . . . . . . . . . . . . . . . .  34

Section 28.  SUCCESSORS. . . . . . . . . . . . . . . . . . . . . . . . . .  35

Section 29.  DETERMINATION AND ACTIONS TAKEN BY THE BOARD OF DIRECTORS . .  35

Section 30.  CONDITIONS TO THE AGREEMENT . . . . . . . . . . . . . . . . .  36

Section 31.  BENEFITS OF THIS AGREEMENT. . . . . . . . . . . . . . . . . .  36

Section 32.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . .  36

Section 33.  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . .  36

Section 34.  SECTION HEADINGS. . . . . . . . . . . . . . . . . . . . . . .  36

Section 35.  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . .  37



Exhibit A   Form of Right Certificate. . . . . . . . . . . . . . . . . . . A-1

Exhibit B   Form of Summary of Rights. . . . . . . . . . . . . . . . . . . B-1

Exhibit C   Certificate re Junior Participating Preference Stock . . . . . C-1


                               RIGHTS AGREEMENT



          AGREEMENT, dated as of March 5, 1996 between Southwest Gas Corporation, a California corporation (the "Company"), and Harris Trust Company of California, as Rights Agent.

                              W I T N E S S E T H

          WHEREAS, the Board of Directors of the Company has authorized and declared the distribution of one right for (i) each share of Common Stock of the Company ("Common Stock") outstanding at the Close of Business (as hereinafter defined) on April 15, 1996 (the "Rights Record Date"), each right representing the right to purchase one Unit consisting, initially, of one one-hundredth of a share of Junior Participating Preference Stock, and (ii) each additional share of Common Stock which shall become outstanding between the Rights Record Date and the earliest of the Distribution Date, the Expiration Date (as such terms are hereinafter defined) and the date, if any, on which such rights may be redeemed, all upon the terms and subject to the conditions hereinafter set forth (each such right being hereinafter referred to as a "Right");

          NOW, THEREFORE, the parties agree as follows:

          Section 1.  CERTAIN DEFINITIONS.
                      -------------------

          (a) For purposes of this Agreement, the following terms have the meanings indicated:

               "ACQUIRING PERSON" shall mean any Person who or which, alone or together with all Affiliates and Associates of such Person, shall be the Beneficial Owner (within the meaning of Section 1(b)) of a Substantial Block of Voting Stock, but shall not include (i) an Exempt Person or
     (ii) any Person who or which acquires a Substantial Block of Voting Stock in connection with a transaction or series of transactions approved prior to such transaction or transactions by the Board of Directors of the Company; provided that no person shall become an Acquiring Person solely as a result of a reduction in the number of shares of Voting Stock outstanding, unless and until such Person shall thereafter become the Beneficial Owner of additional shares constituting 1% or more of the general voting power of the Company.

               "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect as of the date hereof.


               "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or day on which banking institutions in the States of California, New York or Nevada are authorized or obligated by law or executive order to close.

               "CLOSE OF BUSINESS" on any given date shall mean 5:00 p.m., Las Vegas time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 p.m., Las Vegas time, on the next succeeding Business Day.

               "COMMON STOCK" shall have the meaning assigned to it in the preamble; and "COMMON STOCK" when used with reference to Persons other than the Company shall mean: (i) in the case of Persons organized in corporate form, the capital stock or equity security with the greatest voting power of such Person or, if such Person is a Subsidiary of another Person, of the Person or Persons which ultimately control such first-mentioned Person; and (ii) in the case of Persons not organized in corporate form, the units of beneficial interest which (A) represent the right to participate generally in the profits and losses of such Person (including without limitation any flow-through tax benefits resulting from an ownership interest in such Person) and (B) are entitled to exercise the greatest voting power of such Person or, in the case of a limited partnership, shall have the power to remove the general partner or partners.

               "CONTINUING DIRECTOR" shall mean any member of the Board of Directors of the Company (while such Person is a member of the Board) who
     (i) is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and (ii) either (A) was a member of the Board of Directors prior to the time any Person became an Acquiring Person, or (B) became a member of the Board of Directors subsequent to the time any Person became an Acquiring Person, if such Person's nomination for election, or re-election, to the Board was recommended, or approved, by a majority of the Continuing Directors then in office.

               "DISTRIBUTION DATE" shall have the meaning assigned to it in
     Section 3(a).

               "EQUIVALENT STOCK" shall have the meaning assigned to it in
     Section 7(a).

               "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

               "EXEMPT PERSON" shall mean the Company, any Subsidiary of the Company and any employee benefit plan or employee stock plan of the Company or of any Subsidiary of the Company, or any trust or other entity


     organized, established or holding shares of Common Stock by, for or pursuant to, the terms of any such plan.

               "EXPIRATION DATE" shall have the meaning assigned to it in
     Section 7(a).

               "OFFER DATE" shall have the meaning assigned to it in Section
     3(a).

               "PERSON" shall mean any individual, firm, corporation, partnership, limited liability company, association, group (as such term is used in Rule 13d-5 promulgated under the Exchange Act as in effect on the date hereof), trust or other entity and shall include any successor by merger (or otherwise) of any of the foregoing.

               "PRINCIPAL PARTY" shall have the meaning assigned to it in
     Section 13(b).

               "Purchase Price" shall mean the price payable for one Unit upon exercise of a Right.

               "QUALIFIED OFFER" shall mean a tender or exchange offer for all outstanding Common Stock at a price and on terms determined to be adequate and otherwise in the best interests of the Company and its shareholders (other than the Person or an Affiliate or Associate thereof on whose behalf the offer is made) by at least a majority of the Continuing Directors who are not representatives of or affiliated with the Person making such offer or any Affiliate or Associate of such Person.

               "REDEMPTION PRICE" shall have the meaning assigned to it in
     Section 23(a).

               "RIGHT" shall have the meaning assigned to it in the preamble.

               "RIGHTS RECORD DATE" shall have the meaning assigned to it in the preamble.

               "SUBJECT SHARES" shall mean the class or series of shares then issuable on exercise of the Rights.

               "STOCK ACQUISITION DATE" shall mean the date of the first public announcement by the Company or an Acquiring Person (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) that an Acquiring Person has become such.

               "SUBSIDIARY" shall mean, with respect to any Person, a corporation or other entity the securities or other ownership interests of which having ordinary voting power sufficient to elect a majority of

     the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person and any Affiliate of such Person.

               "SUBSTANTIAL BLOCK" shall mean a number of shares of Voting Stock having in the aggregate 20 percent or more of the general voting power.

               "TRADING DAY" shall have the meaning assigned to it in Section 11(d).

               "UNIT" shall mean the shares or other securities issuable upon exercise of one Right, initially one one-hundredth of a share of Junior Participating Preference Stock of the Company having the rights and preferences set forth in Exhibit C, before any adjustment pursuant to
     Section 11(a)(ii) or Section 13.

               "VOTING STOCK" shall mean shares of the Company's capital stock the holders of which have general voting power.

          (b) For purposes of this Agreement, a Person shall be deemed the "BENEFICIAL OWNER" of any securities:

               (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

               (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, (whether or not in writing) or upon the exercise of any conversion, exchange or purchase rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment or exchange; or
     (B) the right to vote or to direct the voting of, pursuant to any agreement, arrangement or understanding (whether or not in writing); or
     (C) the right to dispose or to direct the disposition of, pursuant to any agreement, arrangement or understanding (whether or not in writing); or

               (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities of the Company;

provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from the grant of a revocable proxy or consent given to such Person in connection with a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any comparable or successor report) under the Exchange Act; provided, further, that a Person engaged in business as an underwriter of securities shall not be deemed the "Beneficial Owner" of securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of the 40-day period immediately following the date of such acquisition.

          Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agent or Agents as it may deem necessary or desirable and determine the respective duties of the Rights Agent and the Co-Rights Agents.

          Section 3.  ISSUANCE OF RIGHT CERTIFICATES.
                      ------------------------------

          (a) Until the Close of Business on the earlier of (i) the tenth Business Day after a Stock Acquisition Date or (ii) the tenth Business Day (or such later date as the Company's Board of Directors shall determine) after the date of the commencement by any Person (other than an Exempt Person) of, or the date of the first public announcement (such commencement date or announcement date being herein referred to as the "Offer Date") of the intent of any Person (other than an Exempt Person) to commence, a tender or exchange offer upon the successful consummation of which such Person, together with its Affiliates and Associates, would be the Beneficial Owner of 20 percent or more of the then outstanding Voting Stock (irrespective of whether any shares are actually purchased pursuant to such offer) (the tenth Business Day after the first to occur of a Stock Acquisition Date or an Offer Date being herein referred to as the "Distribution Date"),

               (i) the Rights will automatically attach to, and be evidenced by, the certificates for Common Stock registered in the names of the holders of Common Stock (which certificates for Common Stock shall be deemed also to be Right Certificates) and not by separate Right Certificates, and

               (ii) each Right will be transferable only in connection with the transfer of the underlying shares of Common Stock.


          As soon as practicable after the Distribution Date, the Rights Agent will mail, by first-class, insured, postage prepaid mail, to each record holder of Common Stock as of the Close of Business on the Distribution Date, as shown by the records of the Company at the Close of Business on the Distribution Date, at the address of such holder shown on such records, a Right Certificate, in substantially the form of Exhibit A hereto, evidencing one Right for each share of Common Stock so held.

          (b) As soon as practicable after the Rights Record Date, the Company will send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit B, by first-class mail, postage prepaid, to each record holder of Common Stock as of the Close of Business on the Rights Record Date, at the address of such holder shown on the records of the Company.

          (c) The Company will cause certificates for Common Stock issued after the Rights Record Date (including replacement certificates for shares of Common Stock outstanding on or prior to the Rights Record Date), but prior to the earliest of (i) the Distribution Date, (ii) the Expiration Date and
(iii) the date, if any, on which the Rights may be redeemed, to have impressed on, printed on, written on or otherwise affixed to them the following legend:

          This certificate also entitles the holder hereof to certain Rights as set forth in the Rights Agreement between the Company and Harris Trust Company of California, as Rights Agent, as the same shall be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) or certain transferees of any thereof, whether currently held by or on behalf of such Person or by any subsequent holder, may be limited as provided in Section 7(f) of the Rights Agreement.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender

for transfer of any such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

          (d) Until the Distribution Date, the surrender for transfer of any of the certificates for Common Stock outstanding on or after the Rights Record Date, with or without a copy of the Summary of Rights attached thereto and with or without the legend set forth in subsection (c) above, shall also constitute the transfer of the Rights associated with such Common Stock.
After the Distribution Date, the Rights will be evidenced solely by the Right Certificates.

          Section 4.  FORM OF RIGHT CERTIFICATES.
                      --------------------------

          (a) The Right Certificates (and the forms of assignment and certification and of election to purchase shares to be printed on the reverse thereof) shall be in substantially the form of Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.

          (b)  Any Right Certificate issued pursuant to Section 3(a) or
Section 22 that represents Rights Beneficially Owned by: (i) an Acquiring Person or any Associate or Affiliate of any Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights, or (B) a transfer which the Board of Direc-tors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(f), and any Right Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible and reasonably identifiable as such) the following legend:

     The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or certain transferees thereof. Accordingly, under certain circumstances as provided in the Rights Agreement, this Right


     Certificate and the Rights represented hereby may be limited as provided in Section 7(f) of such Agreement.

          Section 5.  COUNTERSIGNATURE AND REGISTRATION.
                      ---------------------------------

          (a) The Right Certificates shall be executed on behalf of the Company by its President or any of its Vice Presidents, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer (as specified above) of the Company to sign such Right Certifi-cate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each Right Certificate, the date of each Right Certificate and the number of each Right Certificate.

          Section 6.  TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT
                      -----------------------------------------------------
                      CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT
                      --------------------------------------------------------
                      CERTIFICATES.
                      ------------

          (a)  Subject to the provisions of Section 4(b), Section 7(f) and
Section 14, at any time after the Close of Business on the Distribution Date, and prior to the Close of Business on the Expiration Date or the day prior to the day, if any, on which the Rights are to be redeemed pursuant to Section 23, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase such number of Units as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate(s) to be transferred, split up, combined or exchanged, with the form of assignment on the reverse side(s) thereof duly completed and executed, at the stock transfer

office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the persons entitled thereto the Right Certificate(s) requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. Notwithstanding the foregoing, neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate unless and until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

          (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate, if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          Section 7.  EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF
                      ------------------------------------------------------
                      RIGHTS.
                      ------

          (a) Subject to Section 7(f), and unless earlier redeemed as provided in Section 23, the registered holder of any Right Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly completed and executed, to the Rights Agent at the stock transfer office of the Rights Agent, together with payment of the Purchase Price for each Unit as to which the Rights are exercised, at or prior to the Close of Business on the tenth anniversary of the Rights Record Date or such other date to which the Rights may be extended as provided in this Agreement (the latest of such dates being herein referred to as the "Expiration Date"). If at any time after the Distribution Date but prior to the Expiration Date the Company is unable, under its Articles of Incorporation, to issue the number and class of shares required to be issued upon the exercise of all of the outstanding Rights, the Company may issue upon exercise of any of the Rights shares of capital stock or other securities of the Company of equivalent value to the shares so required to be issued ("Equivalent Stock"), as determined by the Board of Directors.


          (b) The Purchase Price for each Unit pursuant to the exercise of a Right shall initially be $45.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 and shall be payable in lawful money of the United States of America.

          (c) Upon receipt of a Right Certificate, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Units to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check, bank draft or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from the Company or any transfer agent of the Company a certificate for the number of shares to be purchased and the Company will comply, and hereby irrevocably authorizes its transfer agent to comply, with all such requests, (ii) requisi-tion from the Company the amount of cash to be paid in lieu of issuance of a fractional share, when appropriate, in accordance with Section 14, and
(iii) promptly after receipt of such certificate from any such transfer agent, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and, when appropriate, after receipt promptly deliver such cash in lieu of a fractional share to or upon the order of the registered holder of such Right Certificate; provided, however, that in the case of the purchase, in connection with the exercise of a Right, of securities other than shares of stock, the Rights Agent shall promptly take the appropriate actions with respect thereto as shall as nearly as practicable correspond to the actions described in the foregoing clauses (i) through
(iii).

          (d) The Company shall not be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates, or the issuance or delivery of certificates in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates upon the exercise of any Rights, until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          (e) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14.

          (f) Notwithstanding any provision of this Agreement to the contrary, upon the occurrence of any of the events described in any of clauses


(A), (B), (C) or (D) of Section 11(a)(ii), the adjustment provided for under
Section 11(a)(ii) shall not apply with respect to any Rights that are at the time of the occurrence of such event Beneficially Owned by (i) an Acquiring Person or by any Associate or Affiliate of such Acquiring Person (which Acquiring Person or Affiliate or Associate engages in, or realizes the benefit of, one or more of the transactions described in clause (A) or clause (B) of
Section 11(a)(ii), realizes the benefits set forth in clause (C) of Section 11(a)(ii) or, alone or together, become the Beneficial Owner(s) of a number of shares of Voting Stock which equals or exceeds the percentage of the general voting power as provided in clause (D) of Section 11(a)(ii), as the case may
be), or (ii) a transferee of an Acquiring Person or of any Associate or Affiliate of such Acquiring Person (which Acquiring Person or Associate or Affiliate engages in, or realizes the benefit of, one or more of the transactions described in clause (A) or clause (B) of Section 11(a)(ii), realizes the benefits set forth in clause (C) of Section 11(a)(ii) or, alone or together with such Acquiring Person or any such Associate or Affiliate, become the Beneficial Owner(s) of a number of shares of Voting Stock which equals or exceeds the percentage of the general voting power as provided in clause (D) of Section 11(a)(ii), as the case may be) (A) who becomes a transferee after the Acquiring Person becomes such, or (B) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (1) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (2) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(f). Upon the exercise of such Rights, the holders thereof shall be entitled to receive, upon payment of the Purchase Price, the number of Units issuable upon exercise of such Rights without giving effect to the adjustment provided for under
Section 11(a)(ii). The Company shall use all reasonable efforts to insure that the provisions of this Section 7(f) and Section 4(b) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its making or failing to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

          (g) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional

evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

          Section 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such can-celled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

          Section 9.  RESERVATION AND AVAILABILITY OF SHARES; REGISTRATION.
                      ----------------------------------------------------

          (a) The Company covenants and agrees that it shall (i) on or prior to the Rights Record Date, take all such action as shall be necessary to cause to be reserved and kept available out of its authorized and unissued capital stock, the number, class and series of shares that will be sufficient to permit the exercise in full of all Rights to be outstanding as of the Rights Record Date, (ii) no later than promptly following the Distribution Date, take all such action as shall be necessary to cause to be reserved and kept available out of its authorized and unissued capital stock, the number of additional shares that will, from time to time, be sufficient to permit the exercise in full of all Rights from time to time outstanding, (iii) take all such action as may be necessary to insure that all shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable, and (iv) pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares upon the exercise of Rights (except as otherwise provided in Section 7(d)).

          (b) The Company agrees to take all such action, from and after the Distribution Date, as may be necessary or appropriate to permit the issuance of shares in connection with the exercise of the Rights, including any required registration under (i) the Securities Act of 1933, as amended from time to time (the "Securities Act"), and (ii) the securities or "blue sky" laws of the various states and obtaining any necessary approvals of the California Public Utilities Commission and any other governmental agency as shall be required by law. The Company may temporarily suspend, for a period

of time not to exceed 120 days, the exercisability of the Rights in order to prepare and file a registration statement or statements for the purpose of effecting any such registration and permit such statement(s) to become effective and to prepare and file any application or applications for the purpose of obtaining any such approvals and permit such approvals to be obtained. At the commencement and termination of any such suspension, the Company shall issue a public announcement and shall provide written notice to the Rights Agent, stating that the exercisability of the Rights has been temporarily suspended, or that such suspension has terminated, as the case may be.

          (c) If and so long as the stock issuable upon the exercise of Rights is listed on any national securities exchange, the Company shall use its reasonable efforts to cause all shares reserved for issuance upon exercise of Rights to be listed on such exchange upon official notice of issuance upon such exercise.

          Section 10. RECORD DATE. Each Person in whose name any stock certificate is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including without limitation the right to vote or to receive dividends or other distributions, and such holder shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares or other securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare and pay a dividend on the shares which are subject to the Rights ("Subject Shares") payable in shares of stock of the Company, (B) subdivide or split the Subject Shares, (C) combine or consolidate the Subject Shares into a smaller number of shares or effect a reverse stock split of the Subject Shares or (D) issue any shares of its capital stock in a reclassification of the Subject Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, and in each such event, except as otherwise provided in this Section 11(a),

     the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, reverse split, combination, consolidation or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company were open, he would have received upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, reverse split, combination, consolidation or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this
     Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

               (ii) In the event that at any time after the date of this Agreement

                    (A) any Acquiring Person, or any Associate or Affiliate of any Acquiring Person, directly or indirectly (1) shall merge into the Company or any of its Subsidiaries or otherwise combine with the Company or any of its Subsidiaries and the Company or such Subsidiary shall be the continuing or surviving corporation of such merger or combination and the Common Stock shall remain outstanding and the outstanding shares thereof shall not be changed into or exchanged for stock or other securities of the Company or of any other Person or cash or any other property, or (2) shall sell or otherwise transfer in one or more transactions, assets to the Company or any of its Subsidiaries in exchange for 25 percent or more of the shares of any class of capital stock of the Company or any of its Subsidiaries, and the Common Stock shall remain outstanding and unchanged, or

                    (B) directly or indirectly, any Acquiring Person, or any Associate or Affiliate of any Acquiring Person, shall (1) in one or more transactions, transfer any assets to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of any class of capital stock of the Company or any of its Subsidiaries or for securities exercisable for or convertible into shares of any

          class of capital stock of the Company or any of its Subsidiaries or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or other securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries (other than as part of a PRO RATA distribution by the Company or such Subsidiary to all holders of Common Stock), (2) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose (in one or more transactions), to, from or with, as the case may be, the Company or any of its Subsidiaries, assets on terms and conditions less favorable to the Company or such Subsidiary than the Company or such Subsidiary would be able to obtain in arm's-length negotiation with an unaffiliated third party, (3) receive any compensation from the Company or any of the Company's Subsidiaries other than compensation for full-time employment as a regular employee, or fees for serving as director, at rates in accordance with the Company's (or its Subsidiaries') past practices, or (4) receive the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance provided by the Company or any of its Subsidiaries, on terms and conditions less favorable to the Company or such Subsidiary than the Company or such Subsidiary would be able to obtain in arm's-length negotiation with an unaffiliated third party, or

                    (C) during any such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other similar transaction or series of transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person or any Affiliate or Associate of such Acquiring Person) which has the effect, directly or indirectly, of increasing by more than one percent the proportionate share of the outstanding shares of any class of equity securities, or of securities exercisable for or convertible into equity securities, of the Company or any of its Subsidiaries which is directly or indirectly owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person, or

                    (D) any Person shall become an Acquiring Person otherwise than pursuant to a Qualified Offer,

then, and in each such case, but subject to the provisions of Section 27, proper provision shall be made so that each holder of a Right, except as provided below and in Section 7(f), shall, on and after the later of (I) the date of the occurrence of an event described in clause (A), (B), (C) or (D) of this Section 11(a)(ii), or (II) the date of the expiration of the period within which the Rights may be redeemed pursuant to Section 23 (as the same

may have been amended as provided in Section 26), have the right to receive, upon exercise thereof at the then current Purchase Price, such number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of Units for which a Right is then exercisable and dividing that product by (y) 50 percent of the current market price per share of Common Stock (determined in accordance with Section 11(d)) on the date of the occurrence of the relevant event listed above in clause (A), (B), (C) or (D) of this subparagraph (ii); PROVIDED, HOWEVER, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13, then only the provisions of
Section 13 shall apply and no adjustment shall be made pursuant to this
Section 11(a)(ii). The Company shall not consummate any such merger, combination, transfer or transaction referred to in any of such clauses (A),
(B) and (C) unless prior thereto there shall be sufficient authorized but unissued Common Stock to permit the exercise in full of the Rights in accordance with the foregoing sentence, unless the Board of Directors has determined to issue Equivalent Stock in accordance with Section 7(a); PROVIDED, HOWEVER, that in no case may the Company consummate any such merger, combination, transfer or transaction if at the time of or immediately after such transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

          In the event that the Company issues Equivalent Stock upon the exercise of any Rights pursuant to the immediately preceding paragraph, then, upon any such exercise, proper provision shall be made so that the holder of a Right (except as provided in Section 7(f)) shall have the right to receive, upon such exercise at the then current Purchase Price, such number of shares or other units of Equivalent Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of Units for which a Right is then exercisable and dividing that product by
(y) 50 percent of the current market price per share or other unit of the Equivalent Stock of the Company (determined on substantially the same basis as is prescribed by Section 11(d) with respect to the valuation of Common Stock) on the date of occurrence of the relevant event listed above in clause (A),
(B), (C) or (D) of this subparagraph (ii). In the event that at any time the Company should be prohibited by law, by any provision of its Articles of Incorporation, or by any instrument or agreement to which the Company is a party or by which it is bound, from issuing, or should be unable under its Articles of Incorporation to issue, sufficient Equivalent Stock to permit the exercise of all outstanding Rights in accordance with the foregoing sentence, then, in lieu of issuing such Equivalent Stock upon such exercise, the Company shall pay to each holder of a Right (except as provided in Section 7(f)) upon


surrender of the Right as provided herein but without payment of the Purchase Price, an amount in cash for each Right equal to the Purchase Price.

          (b) In case the Company shall at any time after the Rights Record Date fix a record date for the issuance of rights or warrants to all holders of Common Stock or Subject Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock or Subject Shares or securities convertible into Common Stock or Subject Shares at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the current market price per share (determined in accordance with Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the total number of shares of Common Stock and Subject Shares outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and of which the denominator shall be the total number of shares of Common Stock and Subject Shares outstanding on such record date plus the number of additional shares to be offered for subscription or purchase (or into which the convertible securities to be offered are initially convertible). In case such subscription or purchase price may be paid, in whole or in part, in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case the Company shall at any time after the Rights Record Date fix a record date for the making of a distribution on the shares of Common Stock or the Subject Shares, whether by way of a dividend, distribution, reclassification of stock, recapitalization, reorganization or partial liquidation of the Company or otherwise (and including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation), of subscription rights or warrants (excluding those referred to in Section 11(b)), evidences of indebtedness or other assets (other than (i) regular periodic cash dividends, (ii) a dividend payable in Common Stock or (iii) a distribution which is part of or is made in connection with a transaction to which Section 11(a)(ii) or Section 13 applies), the Purchase Price to be in effect after such record date shall be

determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price per share of Common Stock (determined in accordance with Section 11(d)) on such record date, less the fair market value applicable to one share of Common Stock (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of such assets or evidences of indebtedness or of such subscription rights or warrants so to be distributed, and of which the denomi-nator shall be such current market price per share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (d) For the purpose of any computation hereunder, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days immediately prior to such date; PROVIDED, HOWEVER, that in the event that the current market price per share of Common Stock is determined during a period following the announcement by the issuer of such Common Stock of a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of Common Stock (other than the Rights), and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, then, and in each such case, the current market price shall be appropriately adjusted to reflect the current market price per share of Common Stock in connection with ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotation System ("NASDAQ"). If on any such date the shares of Common Stock are not quoted by any such organization, the fair market value of such shares on such date as determined in good faith by the Board of Directors of the issuer of such Common Stock shall be used. Any such determination of current market price shall be described in a statement filed with the Rights Agent.


          For the purpose of any computation hereunder, the "current market price" of a Unit shall be deemed to be equal to the current market price per share of Common Stock, and the "current market price" of a Subject Share shall be deemed to be equal to the current market price per share of Common Stock divided by the number of Subject Shares which comprise a Unit.

          For purposes of this Agreement, the term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day.

          (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such Price; PROVIDED, HOWEVER, that any adjustments which by reason of this
Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding the proviso to the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which gives rise to such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

          (f) In the event that at any time, as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions, with respect to such shares, contained in Sections 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the shares of Common Stock shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall represent the right to purchase, at the adjusted Purchase Price, the number of shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price,

that number of shares (calculated to the nearest one-hundredth) obtained by
(i) multiplying (x) the number of shares covered by a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares purchasable upon the exercise of each Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Units for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-hundredth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
Section 11(i) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Right Certificates issued hereunder.


          (k) In any case in which this Section 11 requires that an adjustment in the Purchase Price be made effective as of the record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the additional shares or securities of the Company, if any, issuable as a consequence of such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or securities upon the occurrence of such event.

          (l) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such adjustments in the number of shares which may be acquired upon exercise of the Rights, and such adjustments in the Purchase Price, in addition to those adjustments expressly required by the other subsections of this Section 11, as and to the extent that the Company, in its sole discretion, shall determine to be advisable, in order that, in the event of (i) any reclassification, consolidation or subdivision of the Common Stock, (ii) any reorganization or partial liquidation of the Company or similar transaction, (iii) any issuance wholly for cash of any Common Stock at less than the current market price, (iv) any issuance wholly for cash of Common Stock or securities which by their terms are convertible into or exchangeable for Common Stock, (v) any stock dividends or (vi) any issuance of rights, options or warrants, hereafter made by the Company to holders of its Common Stock as provided herein above in this Section 11, (x) the holders of the Rights in any such event shall be treated equitably and in accordance with the purpose and intent of this Agreement, and (y) to the extent reasonably possible, such event shall not, in the opinion of counsel for the Company, result in the shareholders of the Company being subject to any United States federal income tax liability by reason thereof.

          Section 12. CERTIFICATION OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11 or 13, the Company shall (i) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(ii) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate, and (iii) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of, or the force or effect of, the requirement for such adjustment.

          Section 13.  CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR
                       ------------------------------------------------------
                       EARNING POWER.
                       -------------

          (a) In the event that, at any time after an Acquiring Person has become such,


               (i) the Company shall consolidate with, or merge with and into, any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger,

               (ii) any other Person(s) shall consolidate or merge with and into the Company, the Company shall be the continuing or surviving corporation of such merger and, in connection with such consolidation or merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of the Company or of any other Person or cash or any other property, or

               (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50 percent of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person, (other than a pro rata distribution by the Company of assets (including securities) of the Company or any of its Subsidiaries to all holders of the Company's Common Stock), then, on and after the later of (I) the date of the occurrence of an event described in clause (i), (ii) or (iii) of this Section 13(a), or (II) the date of the expiration of the period within which the Rights may be redeemed pursuant to Section 23 (as the same may have been amended as provided in Section 26):

                    (A) proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, such number of shares of common stock of the Principal Party as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of Units for which a Right is then exercisable and dividing that product by (y) 50 percent of the current market price per share of the common stock of the Principal Party (determined in the same manner as the current market price of Common Stock is determined under Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer;

                    (B) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement, and proper provision shall be made for the foregoing, provided that the Principal Party shall, prior to the first occurrence of an event described in clause (i), (ii) or (iii) of this Section 13(a), have caused to be reserved out of its

          authorized and unissued shares of common stock (or its authorized and issued shares of common stock held in its treasury), for issuance pursuant to this Agreement, the number of shares of common stock that will be sufficient to permit the exercise in full of the Rights after the occurrence of such event;

                    (C) the term "Company" wherever used in this Agreement shall thereafter be deemed to refer to such Principal Party; and

                    (D) the Principal Party shall, in addition to the reservation of shares of its common stock as provided in the proviso to clause (B) above, take such steps (including without limitation compliance with the Company's other obligations as set forth in
          Section 9) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights; PROVIDED, HOWEVER, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the shares of common stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

          (b)  For purposes of this Agreement, "Principal Party" shall mean

               (i)  in the case of any transaction described in clause (i) or
     (ii) of Section 13(a), (A) the Person that is the issuer of the securities into which shares of Common Stock are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the common stock of which has the greatest market value, or (B) if no securities are so issued, (x) the Person that is the other party to the merger or consolidation and that survives said merger or consolidation, or, if there is more than one such Person, the Person the common stock of which has the greatest market value or (y) if the Person that is the

     other party to the merger or consolidation does not survive the merger or consolidation, the Person that does so survive (including the Company if it survives); and

               (ii) in the case of any transaction described in clause (iii) of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of common stock having the greatest market value of shares outstanding;

PROVIDED, HOWEVER, that in any such case, (1) if the common stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another corporation the common stock of which is and has been so registered, "Principal Party" shall refer to such other corporation; (2) if the common stock of such Person is not and has not been so registered and such Person is not a direct or indirect Subsidiary of another corporation the common stock of which is and has been so registered, "Principal Party" shall refer to the corporation which ultimately controls such Person; (3) in case such Person is a Subsidiary, directly or indirectly, of more than one corporation, the common stocks of all of which are and have been so registered, "Principal Party" shall refer to whichever of such corporations is the issuer of common stock having the greatest market value of shares held by the public; and (4) if the common stock of such Person is not and has not been so registered and such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1), (2) and (3) above shall apply to each of the chains of ownership having an interest in such joint venture as if such Person were a "Subsidiary" of both or all of such joint ventures and the Principal Party in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as its direct or indirect interests in such Person bear to the total of such interests.

          (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and the Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement making valid provision for the results described in clause (A) of
Section 13(a) and confirming that the Principal Party will perform its obligations under this Section 13(a); PROVIDED, HOWEVER, that in no case may the Company consummate any such consolidation, merger, sale or transfer if
(i) at the time of or immediately after such transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits

intended to be afforded by the Rights or (ii) prior to, simultaneously with or immediately after such transaction, the shareholders of the Person which constitutes, or would constitute, the Principal Party for purposes of this
Section 13 shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

          (d) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. This
Section 13 shall not be applicable to a transaction described in Subparagraphs
(i), (ii) or (iii) of Subsection (a) of this Section if (i) such transaction is consummated with a Person or Persons who acquired Common Stock pursuant to a Qualified Offer (or a wholly owned subsidiary of any such Person or Persons), (ii) the price per share of Common Stock offered in such transaction or distributable to shareholders upon conclusion of such transaction is not less than the price per share of Common Stock paid to all holders of Common Stock whose shares were purchased pursuant to such Qualified Offer and
(iii) the form of consideration being offered to the remaining holders of Common Stock pursuant to such transaction or distributable to shareholders upon conclusion of such transaction is the same as the form of consideration paid pursuant to such Qualified Offer. Upon conclusion of any transaction described in the foregoing sentence, all Rights shall expire.

          Section 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.
                       ---------------------------------------

          (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. If the Company shall elect not to issue such fractional Rights, in lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such Fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over-the-

counter market, as reported by NASDAQ. If on any such date the Rights are not quoted by any such organization, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used. Any such determination of current market value shall be described in a statement filed with the Rights Agent.

          (b) The Company shall not be required to issue fractions of shares upon exercise of a Right or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Common Stock. For purposes of this
Section 14, the current market value of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)) for the Trading Day immediately prior to the date of such exercise.

          (c) The holder of a Right by the acceptance thereof expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.

          Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and prior to the Distribution Date, the registered holders of the Common Stock), and any registered holder of any Right Certificate (or, prior to the Distribution Date, any registered holder of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, any other registered holder of the Common Stock), may, on his own behalf and for his own benefit, enforce, and may institute and maintain, any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

          Section 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;


          (b) on and after the Distribution Date, the Right Certificates will be transferable only on the registry books of the Rights Agent and then if surrendered at the stock transfer office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

          (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

          Section 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

          Section 18.  CONCERNING THE RIGHTS AGENT.
                       ---------------------------

          (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense incurred, without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

          (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or Certificate for Common Stock or for other securities of

the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it, acting with reasonable care, to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

          If and for so long as the Rights are listed on the New York Stock Exchange or the American Stock Exchange, the Rights Agent, if its principal offices are located outside New York City, shall maintain in the New York City area facilities for the servicing of the Rights in the area of Manhattan located south of Chambers Street. Such facilities may consist of either an office or agency where transactions in the Rights are serviced directly or a "drop" where Common Stock certificates, Right Certificates, and other instruments relating to transactions in Rights may be received for redelivery to an office or agency outside New York City, all in accordance with the applicable rules of the stock exchange on which the Rights are listed.

          Section 19.  MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS
                       ---------------------------------------------------
                       AGENT.
                       -----

          (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section
21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned, and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned, and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right


Certificates either in its prior name or in its changed name, and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President, any Vice President, or the Secretary of the Company and delivered to the Rights Agent, and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof), nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate, nor shall it be responsible for any adjustment required under the provisions of Section 11 or 13 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment), nor shall it by any act hereunder be deemed to make any representation or

warranty as to the authorization or reservation of any shares of stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performance by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the President, any Vice President or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

          (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

          (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first obtaining the Company's approval.

          Section 21. CHANGE OF RIGHTS AGENT. Unless the Company and the Rights Agent agree to a shorter time period, the Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement

upon 15 days' notice in writing mailed to the Company and to each transfer agent of Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. Unless the Company and the Rights Agent agree to a shorter time period, the Company may remove the Rights Agent or any successor Rights Agent upon 15 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 15 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States in good standing, which is authorized under such laws to exercise stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of Common Stock and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Expiration Date, the Purchase Price per share or the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.


          Section 23.  REDEMPTION.
                       ----------

          (a) The Board of Directors of the Company may, at its option and as provided herein, and notwithstanding the provisions of Sections 11 and 13 of this Agreement, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend, reclassification or similar transaction occurring after the date hereof (such redemption price being herein referred to as the "Redemption Price") at any time up to the Close of Business on the tenth Business Day after a Stock Acquisition Date; PROVIDED, HOWEVER, the Board of Directors of the Company may authorize the redemption of the Rights after the time that an Acquiring Person has become such only if (i) there is at least one Continuing Director then in office and
(ii) a majority of all of the Continuing Directors then in office approves such redemption.

          (b) Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make a public announcement thereof, and from and after the date of such announcement, without any further action and without any further notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. As soon as practicable after the election of the Board of Directors to redeem the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

          Section 24. NOTICE OF PROPOSED ACTIONS. In case the Company, after the Rights become exercisable, shall propose (i) to pay any dividend payable in stock of any class to the holders of its Common Stock or the Subject Shares or to make any other distribution to the holders of its Common Stock or Subject Shares (other than a regular periodic cash dividend), or (ii) to offer to the holders of its Common Stock or Subject Shares rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Stock or Subject Shares (other than a reclassification involving only the subdivision of outstanding shares of Common Stock) or any recapitalization or reorganization of the Company, or
(iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50 percent of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (v) to effect the liquidation, dissolution or

winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such dividend, distribution of rights or warrants, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Stock and/or Subject Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty days prior to the record date for determining holders of the Common Stock and/or Subject Shares for purposes of such action, and in the case of any such other action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock and/or Subject Shares, whichever shall be the earlier. The failure to give notice required by this Section 24 or any defect thereon shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

          Section 25. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               Harris Trust Company of California
               601 South Figueroa Street, 49th Floor
               Los Angeles, California 90017

          Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

               Southwest Gas Corporation
               5241 Spring Mountain Road
               P.O. Box 98510
               Las Vegas, Nevada 89193-8510
               Attention:  Chief Financial Officer

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.


          Section 26. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distri-bution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder (which lengthening or shortening, after the time that any Acquiring Person has become such, shall be effective only if (x) there is at least one Continuing Director then in office and (y) a majority of all of the Continuing Directors then in office have approved of such action), or (iv) to change or supplement the provisions hereof in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates; PROVIDED, HOWEVER, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period, unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary: (1) no supplement or amendment shall be made which changes the Redemption Price, the Purchase Price or the number of shares or Units for which a Right is exercisable; and (2) the duration of the Rights may not be shortened without the written consent of the registered holders thereof (other than by a redemption of the Rights pursuant to Section 23). Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

          Section 27.  EXCHANGE.
                       --------

          (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become subject to the provisions of Section 7(f) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropri-ately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").


          (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; PROVIDED, HOWEVER, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become subject to the provisions of Section 7(f) hereof) held by each holder of Rights.

          (c) In the event that there shall not be sufficient authorized Common Stock to permit an exchange of Rights as contemplated in accordance with this Section, the Company shall take all such action as may be necessary to authorize additional Common Stock or Equivalent Stock for issuance upon exchange of the Rights.

          Section 28. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 29. DETERMINATION AND ACTIONS TAKEN BY THE BOARD OF DIRECTORS. For all purposes of this Agreement, any calculation of the number of shares of Common Stock (or other applicable securities hereunder) outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock (or other securities) of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) (as in effect on the date of this Agreement) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to such Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or

not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (B) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (A) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (B) not subject the Board to any liability to the holders of the Rights.

          Section 30. CONDITIONS TO THE AGREEMENT. The effectiveness of this Agreement and each and every right and obligation obtained or incurred pursuant hereto, including, but not limited to, the exercisability of the Rights, is conditioned upon (a) the Company having received all necessary approvals and consents from all local, state and federal regulatory authorities having jurisdiction over the Company and the transactions contem-plated by this Agreement and (b) the absence of any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) enacted, issued, promulgated, enforced or entered into by any United States, state or local legislative body, governmental agency or commission or court of competent jurisdiction which is in effect and has the effect of making the distribution or exercise of the Rights illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

          Section 31. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of Common Stock) any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of Common Stock).

          Section 32. GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. The rights and obligations of the Rights Agent under this Agreement shall be governed by and construed in accordance with the laws in effect in the State of California.

          Section 33. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 34. SECTION HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


          Section 35. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, (i) such invalid, illegal or unenforceable term, provision, covenant or restriction shall nevertheless be valid, legal and enforceable to the extent, if any, provided by such court or authority, and (ii) the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


          SOUTHWEST GAS CORPORATION:


          By:  /s/ George C. Biehl
               -----------------------------------
               Title: Senior Vice President/C.F.O.



          HARRIS TRUST COMPANY OF CALIFORNIA:


          By:  /s/ Michael Goedecke
               -----------------------------------
               Title: Vice President


                                   Exhibit A


                         [Form of Right Certificate]

Certificate No. R-                                                _____ Rights


                NOT EXERCISABLE AFTER PUBLIC ANNOUNCEMENT OF
               REDEMPTION IS MADE.  THE RIGHTS ARE SUBJECT TO
                REDEMPTION, AT THE OPTION OF THE COMPANY, AT
                $.01 PER RIGHT ON THE TERMS SET FORTH IN THE
                  AGREEMENT.  IN THE EVENT THAT THE RIGHTS
               REPRESENTED BY THIS CERTIFICATE ARE ISSUED TO
            A PERSON WHO IS AN ACQUIRING PERSON OR AN ASSOCIATE
              OR AFFILIATE THEREOF (AS SUCH TERMS ARE DEFINED
              IN THE RIGHTS AGREEMENT) OR CERTAIN TRANSFEREES
               THEREOF, THIS RIGHT CERTIFICATE AND THE RIGHTS
                REPRESENTED HEREBY MAY BE SUBJECT TO CERTAIN
               LIMITATIONS IN THE CIRCUMSTANCES SPECIFIED IN
                     SECTION 7 OF THE RIGHTS AGREEMENT.



                             RIGHT CERTIFICATE




     This certifies that _______________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of March 5, 1996 (the "Rights Agreement"), between Southwest Gas Corporation, (the "Company"), and Harris Trust Company of California (the "Rights Agent"), to purchase from the Company, unless the Rights have been previously redeemed, at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the Expiration Date (as such term is defined in the Rights Agreement), or the date, if any, on which the Rights evidenced by this Certificate may be redeemed, at the stock transfer office of the Rights Agent, or its successors as Rights Agent, one one-hundredth of a fully paid and nonassessable share of Junior Participating Preference Stock ("Preference Shares"), at a purchase price of $45.00 (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly completed and executed. The number of Rights evidenced by this Right Certificate as set forth above (and the number of shares which may be purchased upon exercise thereof), and the Purchase Price set forth above, are the number and Purchase Price as of the date of the Rights Agreement based on the Preference Shares as constituted on such date.


          Upon the occurrence of an event described in clause (A), (B), (C) or
(D) of Section 11(a)(ii) of the Rights Agreement, the holder of any Rights that are, or were, beneficially owned by an Acquiring Person or an Associate or Affiliate thereof (as such terms are defined in the Rights Agreement) or certain transferees thereof which engaged in, or realized the benefit of, an event or transaction or transactions described in clause (A), (B), (C) or (D) of such Section 11(a)(ii), shall not be entitled to the benefit of the adjustment described in such Section 11(a)(ii).

          As provided in the Rights Agreement, the Purchase Price and the number and class of shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and at the principal office of the Company.

          This Right Certificate, with or without other Right Certificates, upon surrender at the stock transfer office of the Rights Agent set forth above, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase such number of shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right.

          No fractional shares will be issued upon the exercise of any Rights evidenced hereby, but in lieu thereof a cash payment may be made, as provided in the Rights Agreement.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares or of any other securities of the Company which may at any time be issuable on the

exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signatures of the proper officers of the Company.

Dated as of ____________, ____.



                                       SOUTHWEST GAS CORPORATION



                                       By:  _________________________
                                            Title:

Countersigned:


HARRIS TRUST COMPANY OF
CALIFORNIA                             By: ______________________
                                           Title:


By:  _______________________
        Authorized Signature


                  [Form of Reverse Side of Right Certificate]

                              FORM OF ASSIGNMENT
               (To be executed by the registered holder if such
              holder desires to transfer the Right Certificate.)

       FOR VALUE RECEIVED ____________________________________________________
hereby sells, assigns and transfers unto _____________________________________
______________________________________________________________________________
                (Please print name and address of transferee) this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________ Attorney to transfer the within Right Certificate on the books of the within-named Corporation, with full power of substitution.


Dated:  ____________, ____ ______________________________
                           Signature

Signature Guaranteed:

                            CERTIFICATE

       The undersigned hereby certifies (after due inquiry and to the best knowledge of the undersigned) by checking the appropriate boxes that:
       (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);
       (2) the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Date:  ______________, ____     ______________________________
                                Signature

Signature Guaranteed:

                                NOTICE

       The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.


                          FORM OF ELECTION TO PURCHASE

                     (To be executed if holder desires to
                       exercise the Right Certificate.)

To Southwest Gas Corporation and [Rights Agent]:

       The undersigned hereby irrevocably elects to exercise

_________________ Rights represented by this Right Certificate and to purchase the shares issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number:  _____________________________

__________________________________________________________________________
                           (Please print name and address)
____________________________________________________________ If such number of

Rights shall not be all the Rights evidenced by this Right Certificate, a new

Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:  _____________________________

__________________________________________________________________________
                           (Please print name and address)

____________________________________________________________

Dated:  ______________, ____

                           Signature:  _____________________
                            (Signature must conform in all respects to name
                           of holder as specified on the face of this Right Certificate)

Signature Guaranteed:


                             CERTIFICATE

       The undersigned hereby certifies (after due inquiry and to the best knowledge of the undersigned) by checking the appropriate boxes that:


       (1)  the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring

Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);


       (2)  the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an

Acquiring Person.



Date:  ______________, ____     ______________________________
                                Signature


       Signature Guaranteed:



                                NOTICE

       The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.


                                   EXHIBIT B

                         [Form of Summary of Rights]



       On March 5, 1996, the Board of Directors of Southwest Gas
Corporation (the "Company") declared a distribution of one Right for each outstanding share of common stock (the "Common Stock") of the Company. The distribution is to be made as of April 15, 1996 (the "Record Date") to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company, initially, one one-hundredth of a share of Junior Participating Preference Stock ("Preference Stock") at a price of $45.00 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement between the Company and Harris Trust Company of California, as Rights Agent.

       Shares of Preference Stock purchasable upon exercise of the Rights will be entitled to dividends of 100 times the dividends, per share, declared on shares of the Common Stock and in the event of liquidation will be entitled to a minimum preferential liquidating distribution of $100 per share and an aggregate liquidating distribution, per share, of 100 times the distribution made per share of Common Stock. In the event no dividends are declared on shares of Common Stock, holders of Preference Stock will be entitled to receive at least $1.00 per share of Common Stock for each quarter that a dividend is not declared on shares of Common Stock. The holders of Preference Stock will vote together with holders of Common Stock and in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preference Stock will be entitled to receive 100 times the amount received per each share of Common Stock.

       Because of the Preference Stock' dividend and liquidation rights, the value when issued of the one one-hundredth interest in a share of Preference Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

       Until the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the Company's general voting power other than pursuant to a Qualified Offer (as defined below), the date of such public announcement being called the "Stock Acquisition Date," or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the Company's general voting power (the date of

such earlier occurrence being called the "Distribution Date"), the Rights will be evidenced by the certificates representing the Common Stock and will be transferred with and only with the Common Stock. New Common Stock certificates issued after the Record Date upon transfer or new issuance of shares of Common Stock will contain a notation incorporating the Rights Agreement by reference, and the surrender for transfer of any certificate for shares of Common Stock, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

       The Rights are not exercisable until the Distribution Date. The Rights will expire on the tenth anniversary of the Record Date (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, as described below.

       The Purchase Price payable, the number of shares or other securities or property issuable upon exercise of the Rights, and the number of outstanding Rights, are subject to adjustment from time to time to prevent dilution.

       A QUALIFIED OFFER is a tender offer or exchange offer for all outstanding shares of Common Stock which is determined by the non-affiliated continuing directors to be adequate and otherwise in the best interests of the Company and its shareholders.

       In the event that any person becomes an Acquiring Person other than by a purchase pursuant to a QUALIFIED OFFER, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will not be entitled to the benefit of such adjustment) will thereafter have the right to receive upon exercise that number of shares of Common Stock or Common Stock equivalents having a market value of two times the exercise price of the Right.

       In the event that, at any time after an Acquiring Person has become such, the Company is acquired in a merger or other business combination transaction (other than a merger which follows a QUALIFIED OFFER at the same or a higher price) or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of

the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

       At any time after an Acquiring Person has become such, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

       Up to and including the tenth business day after a Stock Acquisition Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon any redemption of the Rights, the right to exercise them will terminate and the only right of the holders will be to receive the Redemption Price.

       The terms of the Rights may be amended by the Board of Directors without the consent of the holders of the Rights at any time prior to the Distribution Date. Thereafter the Rights may be amended to make changes which do not adversely affect the interests of the holders of the Rights, or which shorten or lengthen time periods, subject to certain limitations set forth in the Rights Agreement.

       Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, but, not limited to, the right to vote or to receive dividends. The exercise of the Rights is subject to compliance with applicable legal and regulatory requirements, including, approval of the California Public Utilities Commission.

       A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a registration statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.


                            Exhibit C
                            ---------


                   CERTIFICATE OF DETERMINATION

                                of

              JUNIOR PARTICIPATING PREFERENCE STOCK

                                of

                    SOUTHWEST GAS CORPORATION



         The undersigned officers of Southwest Gas Corporation, a California corporation (the "Corporation"), hereby certify that the following resolution has been duly adopted by the Board of Directors of the Corporation:

         RESOLVED, that pursuant to the authority granted to the Board of Directors of the Corporation by the Articles of Incorporation, a series of shares of the Preference Stock of the Corporation is hereby established and the number of shares constituting such series and the designation thereof, and the rights, preferences, privileges and restrictions of the shares of such series, are fixed and established as follows:

                    I.  DESIGNATION AND AMOUNT
                        ----------------------

         The shares of such series shall be designated as "Junior Participating Preference Stock" (the "Junior Preference Stock"), the number of shares constituting the Junior Preference Stock shall be 2,000,000 and the par value shall be $20 per share. Such number of shares may be decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Junior Preference Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Junior Preference Stock.

                 II.  DIVIDENDS AND DISTRIBUTIONS
                      ---------------------------

         (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Junior Preference Stock with respect to dividends, the holders of shares of Junior Preference Stock, in preference to the holders of Common Stock of the Corporation, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly

    dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preference Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preference Stock. In the event the Corporation shall at any timE declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Preference Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Junior Preference Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); PROVIDED that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Junior Preference Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preference Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preference Stock entitled to

    receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and bE cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preference Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                       III.  VOTING RIGHTS
                             -------------

         The holders of shares of Junior Preference Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Junior Preference Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation.

         (B) Except as otherwise provided herein, or in the Articles of Incorporation or by law, the holders of shares of Junior Preference Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                    IV.  CERTAIN RESTRICTIONS
                         --------------------

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preference Stock as provided in Section II are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preference Stock outstanding shall have been paid in full, the Corporation shall not:

              (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preference Stock;

              (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preference Stock, except dividends paid ratably on the Junior Preference Stock and all such parity stock on which dividends are payable or in arrears in

         proportion to the total amounts to which the holders of all such shares are then entitled;

              (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preference Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preference Stock; or

              (iv) redeem or purchase or otherwise acquire for consideration any shares of Junior Preference Stock, or any shares of stock ranking on a parity with the Junior Preference Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this
    Section IV, purchase or otherwise acquire such shares at such time and in such manner.

                      V.  REACQUIRED SHARES
                          -----------------

         Any shares of Junior Preference Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preference Stock and may be reissued as part of a new series of Preference Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation or as otherwise required by law.

           VI.  LIQUIDATION, DISSOLUTION OR WINDING UP
                --------------------------------------

         Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preference Stock unless, prior thereto, the holders of shares of Junior Preference Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Junior Preference Stock shall be entitled to receive an aggregate amount

per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preference Stock, except distributions made ratably on the Junior Preference Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preference Stock were entitled immedi-ately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                VII.  CONSOLIDATION, MERGER, ETC.
                      ---------------------------

         In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Junior Preference Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preference Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


                        VIII.  REDEMPTION
                               ----------

         The shares of Junior Preference Stock shall not be redeemable.

                            IX.  RANK
                                 ----

         The Junior Preference Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preference Stock or Preferred Stock.

                          X.  AMENDMENT
                              ---------

         The Articles of Incorporation of the Corporation shall not be amended in any manner which would alter or change the powers, preferences or special rights of the Junior Preference Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Junior Preference Stock, voting together as a single class.

         *               *              *              *

The undersigned officers further certify that the number of shares of Preference Stock the Corporation is authorized to issue is 2,000,000 shares, and that the number of shares constituting the series designated Junior Participating Preference Stock, none of which has been issued, is 2,000,000 shares.

Dated:_________________       _________________________
                              President

                              _________________________
                              Secretary

Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate of Determination are true and correct. Executed at Las Vegas, Nevada this ___________ day of ___________________, 19___.


____________________________   ____________________________
                   President                      Secretary
